EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in Isle of Capri Casinos, Inc.'s Registration Statements on Form S-8 (File Nos. 33-61752, 33-80918, 33-86940, 33-93088, 333-77233, 333-50774, 333-50776) and Registration Statement on Form
S-4(File No. 333-88802)of our report dated June 12, 2003, with respect to the consolidated financial statements and financial statement schedule of Isle of Capri Casinos, Inc. included in the Annual Report (Form 10-K) for the fiscal year ended April 27,2003.




New  Orleans,  Louisiana
June  25,  2003